Exhibit 99.1

WaveDancer Releases Second Quarter 2022 Results

$500,000 of Revenue Recognized from Blockchain Platform Development as Company Nears Full Production; Revenue up 44% from First Quarter

FAIRFAX, VA, August 15,2022 – WaveDancer (NASDAQ: WAVD), reported its results for the second quarter ended June 30, 2022, which was characterized by continued investment in its software development team and strategic efforts focused on maintaining and growing profitability in the Company’s professional services work. The Company recognized significant revenues after achieving substantial project milestones on their key United States government contract to bring a blockchain-enabled supply chain and logistics platform into full production.

WaveDancer CEO Jamie Benoit commented, “The various investments we have made in WaveDancer are helping establish a strong foundation for growth. Our revenue has increased 44% from first quarter levels, while our gross profit has increased by 147%, in part due to the significant revenue recognized by our United States Government contracts. As we drive aggressively toward Authority to Operate our supply chain platform with our government customer, we are simultaneously readying our Maverix product for the broader commercial markets.”

Mr. Benoit continued, “Our focus on higher margin professional service opportunities, which resulted in our second quarter gross margin expanding to 30.9%, will continue in following quarters and establish a strong foundation upon which we can continue with our long-term strategic transformation into a leading technology company. I am optimistic, based on the strong interest we are hearing from customers, that our blockchain offering meets a large demand in the marketplace and am likewise optimistic about acquisition opportunities that will be immediately accretive.”

WaveDancer CFO Tim Hannon added, “The increase in expenses this quarter, in comparison to last year, was driven in part by one-time professional fees and other costs to conduct due diligence related to our intended acquisition of Knowmadics. The dramatic change in market sentiment during the first half of 2022 that made closing the transaction impossible was unfortunate, but ultimately in the best interests of our shareholders. Our strategic focus on profitability and investment in product development will ultimately allow us to emerge stronger and better positioned for the massive growth we expect in the blockchain and zero trust sector.”

Second Quarter 2022 Key Financial Items (all comparisons to prior year period unless otherwise noted)

●	Total revenues decreased 8.8% to $4.3 million, compared with $4.7 million.
●	Professional fees decreased 14.5% to $2.8 million down from $3.3 million.
●	Gross profit decreased slightly to $0.93 million, compared with $0.96 million.
●	Gross margin expanded to 30.9%; higher-margin professional fees accounted for 65.9% of revenues.
●	Net loss of $(1.5) million, compared with net income of $0.04 million.
●	Adjusted EBITDA of ($1.4) million, compared with $0.6 million

Six Months 2022 Key Financial Items (all comparisons to prior year period unless otherwise noted)

●	Total revenues decreased to $7.3 million, compared with $8.2 million.
●	Professional fees decreased to $4.9 million down from $5.8 million
●	Gross margin improved significantly, increasing to 25.1%, compared with 24.2%; higher-margin professional fees accounted for 67.2% of revenues.
●	Net loss of ($3.6) million, compared with a net income of $0.3 million
●	Adjusted EBITDA of ($3.0) million, compared with $0.05 million.

About WaveDancer

WaveDancer (www.wavedancer.com), headquartered in Fairfax, Virginia, is a provider of zero trust software solutions, specializing in secure blockchain supply chain management (SCM), asset tracking and security. Our technologies are deployed and being used to help organizations manage very complex supply chain challenges. Initially developed to secure a complex international supply chain for a global U.S. Government (USG) national security organization, the technology has matured to address multiple operational capabilities. Customers are using the WaveDancer platform to gain unprecedented levels of accountability, auditability, and predictability from their data, while giving insights to their partners and suppliers through a controlled, distributed ledger that is immutable and can be trusted by all parties. The sophisticated blockchain technology is now available to the entirety of the USG through GovCloud.

Additional information for investors

This release may contain forward-looking statements regarding the Company's business, customer prospects, or other factors that may affect future earnings or financial results. Such statements involve risks and uncertainties which could cause actual results to vary materially from those expressed in the forward-looking statements. Investors should read and understand the risk factors detailed in the Company's 10-K for the fiscal year ended December 31, 2021 and in other filings with the Securities and Exchange Commission.

For additional information contact:

Jeremy Hellman, CFA

Vice President

The Equity Group

(212) 836-9626

jhellman@equityny.com

1 Please see non-GAAP reconciliation on page 6

WAVEDANCER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

Unaudited

	Three Months Ended June 30,
	2022	2021
Revenues
Professional fees	$2,844,694	$3,328,274
Software sales	1,472,688	1,403,687
Total revenues	4,317,382	4,731,961

Cost of revenues
Cost of professional fees	1,965,611	2,397,895
Cost of software sales	1,421,990	1,378,138
Total cost of revenues	3,387,601	3,776,033

Gross profit	929,781	955,928

Selling, general and administrative expenses	3,240,388	819,193
Acquisition costs	356,159	82,756
Change in fair value of contingent consideration	(942,609)	-

(Loss) income from operations	(1,724,157)	53,979

Other income (expense):
Interest expense	(19,818)	(15,226)
Other income (expense), net	195	4,404

(Loss) income before provision for income taxes	(1,743,780)	43,157

Income tax benefit	218,338	-

Net (loss) income	$(1,525,442)	$43,157

Comprehensive (loss) income	$(1,525,442)	$43,157

Basic (loss)/earnings per share	$(0.09)	$-
Diluted (loss)/earnings per share	$(0.09)	$-

Weighted average common shares outstanding
Basic	17,376,697	11,980,397
Diluted	17,376,697	12,665,267

WAVEDANCER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
Unaudited

	Six Months Ended June 30,
	2022	2021
Revenues
Professional fees	$4,911,384	$5,767,533
Software sales	2,401,510	2,384,008
Total revenues	7,312,894	8,151,541

Cost of revenues
Cost of professional fees	3,677,626	3,865,594
Cost of software sales	2,329,422	2,310,369
Total cost of revenues	6,007,048	6,175,963

Gross profit	1,305,846	1,975,578

Selling, general and administrative expenses	5,954,730	1,499,443
Acquisition costs	790,861	153,286
Change in fair value of contingent consideration	(930,000)	-

(Loss) income from operations	(4,509,745)	322,849

Other income (expense):
Interest expense	(39,137)	(16,684)
Other income (expense), net	789	7,807

(Loss) income before provision for income taxes	(4,548,093)	313,972

Income tax benefit	944,344	-

Net (loss) income	$(3,603,749)	$313,972

Comprehensive (loss) income	$(3,603,749)	$313,972

Basic (loss)/earnings per share	$(0.21)	$0.03
Diluted (loss)/earnings per share	$(0.21)	$0.03

Weighted average common shares outstanding
Basic	17,335,979	11,633,464
Diluted	17,335,979	12,305,182

WAVEDANCER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	Unaudited June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$578,982	$4,931,302
Accounts receivable	3,583,136	1,664,862
Prepaid expenses and other current assets	298,179	276,990
Total current assets	4,460,297	6,873,154

Intangible assets, net of accumulated amortization of $900,818 and $201,032	7,349,182	8,048,968
Goodwill	7,585,269	7,585,269
Right-of-use operating lease asset	582,500	672,896
Property and equipment, net of accumulated depreciation and amortization of $374,185 and $347,886	109,990	105,256
Other assets	77,100	77,100
Total assets	$20,164,338	$23,362,643

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,546,945	$650,499
Accrued payroll and related liabilities	721,927	524,055
Commissions payable	250,227	224,250
Other accrued liabilities	562,428	204,080
Contract liabilities	165,843	186,835
Operating lease liability- current	199,553	192,128
Total current liabilities	3,446,923	1,981,847

Operating lease liability - non-current	405,763	507,120
Deferred income taxes	223,160	1,167,504
Other liabilities	1,374,137	2,265,000
Total liabilities	5,449,983	5,921,471

Stockholders' equity
Common stock at $0.001 and $0.01 par value; 100,000,000 shares authorized, 19,039,313 and 18,882,313 shares issued, 17,396,697 and 17,239,697 shares outstanding, as of June 30,2022 and December 31, 2021, respectively	19,039	18,882
Additional paid-in capital	32,666,239	31,789,464
Accumulated deficit	(17,040,712)	(13,436,963)
Treasury stock, 1,642,616 shares at cost	(930,211)	(930,211)
Total stockholders' equity	14,714,355	17,441,172
Total liabilities and stockholders' equity	$20,164,338	$23,362,643

Non-GAAP Financial Measures

In assessing the performance of our business, management utilizes a variety of financial and performance measures. The key measure is Adjusted EBITDA, a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) plus depreciation and amortization expense, net interest expense (income), and taxes, as further adjusted to eliminate the impact of, when applicable, expenses that are unusual or non-recurring that we believe do not reflect our core operating results. and non-cash stock-based compensation. We believe that Adjusted EBITDA is meaningful to our investors to enhance their understanding of our financial performance for the current period and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. We understand that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare our performance with the performance of other companies that report Adjusted EBITDA. Our calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies. When assessing our operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss) calculated in accordance with GAAP. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes. A reconciliation of net income (loss) to Adjusted EBITDA, the most comparable GAAP measure, is provided below.

Reconciliation of Net (loss) income to Adjusted EBITDA (Unaudited)
	Three months ended		Six months ended
(in thousands)	June 30,		June 30,
	2022	2021	2022	2021
Net (loss) income	$(1,525)	$314	$(3,604)	$43
Adjustments:
Interest expense (income), net	20	11	38	9
Income taxes	(218)	-	(944)	-
Depreciation	13	7	26	12
Amortization	350	-	700	44
EBITDA	(1,360)	332	(3,784)	108
Non-cash stock-based compensation	530	112	842	140
Acquisition Costs	356	71	791	153
Change in FV of earnout	(943)	-	(930)	-
Post-employment agreement	-	36	-	71
Moving expense	-	8	-	8

Adjusted EBITDA	$(1,417)	$559	$(3,081)	$480

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